Immediate Release
Contact: Patrick Nolan
248.754.0884

BORGWARNER REPORTS FOURTH QUARTER 2018 U.S. GAAP NET EARNINGS OF $1.10 PER DILUTED SHARE, or EARNINGS OF $1.21 PER DILUTED SHARE EXCLUDING NON-COMPARABLE ITEMS

EXPECTS 2019 NET ORGANIC SALES CHANGE OF APPROXIMATELY -2.5% TO +2.0%
AND NET EARNINGS OF $4.00 TO $4.35 PER DILUTED SHARE

Auburn Hills, Michigan, February 14, 2019 – BorgWarner Inc. (NYSE: BWA) today reported 2018 fourth quarter and full year results.

Fourth Quarter Highlights:

•	U.S. GAAP net sales of $2,573 million, down 0.5% compared with fourth quarter 2017.

◦	Excluding the impact of foreign currencies, net sales were up 2.0% compared with fourth quarter 2017.

•	U.S. GAAP net income of $1.10 per diluted share.

◦	Excluding the $(0.11) per diluted share related to non-comparable items (detailed in the table below), net earnings were $1.21 per diluted share.

•	U.S. GAAP operating income of $266 million, 10.3% of net sales.

◦	Excluding the $57 million of pretax expenses related to non-comparable items, operating income was $323 million. Excluding the impact of non-comparable items, operating income was 12.6% of net sales.

Full Year Highlights:

•	U.S. GAAP net sales of $10,530 million, up 7.5% compared to 2017.

◦	Excluding the impact of foreign currencies and the net impact of M&A, net sales were up 4.8% compared with 2017.

•	U.S. GAAP net earnings of $4.44 per diluted share.

◦	Excluding the $(0.04) per diluted share related to non-comparable items (detailed in the table below), net earnings were $4.48 per diluted share.

•	U.S. GAAP operating income of $1,190 million, 11.3% of net sales.

◦
Excluding the $106 million of pretax expenses related to non-comparable items, operating income was $1,296 million. Excluding the impact of non-comparable items, operating income was 12.3% of net sales.

Full Year 2019 Guidance: The company has provided its initial 2019 full year guidance. Full year organic growth over the company's estimated light vehicle market exposure is expected to be 250 to 400 basis points. Net sales are expected to be in the range of $9.90 billion to $10.37 billion. This implies year over year organic sales change of down 2.5% to up 2.0%. The company expects its light vehicle market exposure to decline by 2.0% to 5.0% in 2019.   Foreign currencies are expected to decrease sales by $280 million, due to the depreciation of the Euro and Chinese Yuan. The divestiture of the thermostat product line will decrease sales by approximately $98 million. Excluding the impact of noncomparable items, operating margin is expected to be in the range of 11.9% to 12.2%. Net earnings are expected to be within a range of $4.00 to $4.35 per diluted share.

First Quarter 2019 Guidance: The company expects a first quarter 2019 organic net sales decline of 5.5% to 7.5%, compared with first quarter 2018 net sales of $2,784 million. Foreign currencies are expected to decrease sales by approximately $130 million. Net earnings are expected to be within a range of $0.92 to $0.96 per diluted share.

Financial Results: Net sales were $2,573 million in fourth quarter 2018, down 0.5% from $2,586 million in fourth quarter 2017. Net income in the quarter was $230 million, or $1.10 per diluted share, compared with a net loss of $(146) million, or $(0.70) per basic share, in fourth quarter 2017. Net income in fourth quarter 2018 included net non-comparable items of $(0.11) per diluted share. Net loss in the fourth quarter 2017 included net non-comparable items of $(1.76) per diluted share. These items are listed in a table below, which is provided by the company for comparison with other results and the most directly comparable U.S. GAAP measures. The impact of foreign currencies decreased net sales by approximately $65 million and decreased net earnings by approximately $0.03 per diluted share in fourth quarter 2018 compared with fourth quarter 2017.

Full year 2018 net sales were $10,530 million, up 7.5% from $9,799 million in 2017. Full year 2018 net earnings were $931 million, or $4.44 per diluted share, compared with $440 million, or $2.08 per diluted share, in 2017. Full year 2018 net earnings included net non-comparable items of $(0.04) per diluted share. Full year 2017 included net non-comparable items of $(1.80) per diluted share. These items are listed in a table below as reconciliations of non-U.S. GAAP measures, which are provided by the company for comparison with other results, and the most directly comparable U.S. GAAP measures. The impact of foreign currencies increased net sales by approximately $202 million and increased net earnings by approximately $0.08 per diluted share in 2018 compared with 2017. The impact of the acquisition of Sevcon increased net sales by approximately $57 million and decreased net earnings by approximately $0.05 per diluted share in 2018 compared with 2017.

The company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share:

Net earnings per diluted share	Fourth Quarter			Full Year
	2018	2017	**	2018	2017

U.S. GAAP	$1.10	$(0.70)		$4.44	$2.08

Non-comparable items:
Asset impairment and loss on divestiture	0.09	0.25		0.09	0.25
Restructuring expense	0.08	0.16		0.24	0.23
Merger, acquisition and divestiture expense	0.01	0.02		0.03	0.05
Asbestos-related charge	0.08	—		0.08	—
Officer stock awards modification	0.03	—		0.04	—
Gain on sale of building	(0.07)	—		(0.07)	—
Gain on commercial settlement	—	—		(0.01)	—
Tax reform adjustments	(0.06)	1.29		(0.06)	1.29
Other tax adjustments	(0.05)	0.04		(0.30)	(0.02)

Non – U.S. GAAP	$1.21	$1.07	*	$4.48	$3.89	*

*Column does not add due to rounding and/or use of basic vs. diluted shares
**GAAP EPS based on non-diluted share count of 209.7M. Adjusted EPS based on diluted share count of 211.5M

Net cash provided by operating activities was $1,127 million in 2018 compared with $1,180 million in 2017. Investments in capital expenditures, including tooling outlays, totaled $547 million in 2018, compared with $560 million in 2017. Balance sheet debt decreased by $75 million and cash increased by $194 million at the end of 2018 compared with the end of 2017. The company's net debt to net capital ratio was 24.0% at the end of 2018 compared with 30.0% at the end of 2017.

Engine Segment Results: Engine segment net sales were $1,541 million in fourth quarter 2018 compared with $1,578 million in fourth quarter 2017. Excluding the impact of foreign currencies, net sales were up 0.4% from the prior year's quarter. Adjusted earnings before interest, income taxes and non-controlling interest ("Adjusted EBIT") were $243 million in fourth quarter 2018. Excluding the impact of foreign currencies, Adjusted EBIT was $249 million, down 5.9% from fourth quarter 2017.

Drivetrain Segment Results: Drivetrain segment net sales were $1,046 million in 2018 compared with $1,023 million in 2017. Excluding the impact of foreign currencies, and the net impact of M&A, net sales were up 4.4% from the prior year’s quarter. Adjusted EBIT was $131 million in fourth quarter 2018. Excluding the impact of foreign currencies, Adjusted EBIT was $133 million, up 7.4% from fourth quarter 2017.

Recent Highlights:

•
BorgWarner has agreed to sell its thermostat business to Arlington Industries Group Ltd. The sale includes manufacturing facilities in Oberboihingen, Germany and Piracicaba, Brazil. Completion of the transaction is expected in the first quarter of 2019, subject to the satisfaction of customary closing conditions.

•
BorgWarner celebrated the inauguration of its new production plant in the Caidian Economic Development Zone in Wuhan, China, with a grand opening ceremony. Occupying a land area of 48,595 square meters and floor area of 26,000 square meters, the new facility integrates comprehensive functions including production, engineering, quality, sales, logistics, administration and finance. As part of its efforts to support growing demand from the Chinese combustion, hybrid and electric vehicle market, BorgWarner’s new facility will produce drive motors, P2 motors, Belt Alternator Starter Systems, starters, alternators and related components.

•
BorgWarner and INDYCAR announced that BorgWarner will continue to be the Official Turbocharger Partner of the IndyCar Series with its Engineered for Racing (EFR) turbocharger, through the 2020 season. BorgWarner’s innovative engineering and materials expertise are race proven, with more than 1.25 million trouble-free miles since 2012, on high-speed oval tracks, road courses, street courses and short oval tracks.

•
BorgWarner’s facilities in China were certified under “Top Employers China 2019” by Top Employers Institute, a global human resources certification agency. BorgWarner China was recognized for its achievements in 10 specific areas of human resources practices including talent strategy, workforce planning, talent acquisition, on-boarding, learning and development, performance management, leadership development, career and succession management, compensation and benefits, and culture.

•
BorgWarner is growing its extensive portfolio of state-of-the-art products with the introduction of a new commercial vehicle starter, the Delco Remy Genuine Products 31MT™. Through key design improvements, BorgWarner’s new 31MT starter provides increased reliability, durability and up to 10 percent more peak power than comparable products.

At 9:30 a.m. ET today, a brief conference call concerning fourth quarter and full year 2018 results will be webcast at: http://www.borgwarner.com/en/Investors/default.aspx.

BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 68 locations in 19 countries, the company employs approximately 30,000 worldwide. For more information, please visit borgwarner.com.

# # #

Statements in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: our dependence on automotive and truck production, both of which are highly cyclical; our reliance on major OEM customers; commodities availability and pricing; supply disruptions; fluctuations in interest rates and foreign currency exchange rates; availability of credit; our dependence on key management; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; and future changes in laws and regulations, including by way of example, tariffs, in the countries in which we operate, as well as other risks noted in reports that we file with the Securities and Exchange Commission, including the Risk Factors identified in our most recently filed Annual Report on Form 10-K/A. We do not undertake any obligation to update or announce publicly any updates to or revision to any of the forward-looking statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net sales	$2,572.8	$2,586.4	$10,529.6	$9,799.3
Cost of sales	2,030.0	2,021.6	8,300.2	7,683.7
Gross profit	542.8	564.8	2,229.4	2,115.6

Selling, general and administrative expenses	225.8	240.0	945.7	899.1
Other expense, net	51.4	117.0	93.8	144.5
Operating income	265.6	207.8	1,189.9	1,072.0

Equity in affiliates’ earnings, net of tax	(10.5)	(12.7)	(48.9)	(51.2)
Interest income	(2.0)	(1.6)	(6.4)	(5.8)
Interest expense and finance charges	13.3	16.9	58.7	70.5
Other postretirement income	(2.0)	(1.2)	(9.4)	(5.1)
Earnings before income taxes and noncontrolling interest	266.8	206.4	1,195.9	1,063.6

Provision for income taxes	19.2	338.4	211.3	580.3
Net earnings (loss)	247.6	(132.0)	984.6	483.3

Net earnings attributable to the noncontrolling interest, net of tax	17.6	14.2	53.9	43.4
Net earnings (loss) attributable to BorgWarner Inc.	$230.0	$(146.2)	$930.7	$439.9

Earnings (loss) per share — diluted	$1.10	$(0.70)	$4.44	$2.08

Weighted average shares outstanding — diluted	208.6	209.7	209.5	211.5

Weighted average shares outstanding — basic	207.3	209.7	208.2	210.4

Supplemental Information (Unaudited)
(millions of dollars)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Capital expenditures, including tooling outlays	$152.3	$170.3	$546.6	$560.0

Depreciation and amortization	$105.5	$105.8	$431.3	$407.8

BorgWarner Inc.
Net Sales by Reporting Segment (Unaudited)
(millions of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Engine	$1,541.2	$1,577.9	$6,447.4	$6,061.5
Drivetrain	1,045.7	1,022.6	4,139.4	3,790.3
Inter-segment eliminations	(14.1)	(14.1)	(57.2)	(52.5)
Net sales	$2,572.8	$2,586.4	$10,529.6	$9,799.3

Adjusted Earnings Before Interest, Income Taxes and Noncontrolling Interest ("Adjusted EBIT") (Unaudited)
(millions of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Engine	$242.7	$265.0	$1,039.9	$992.1
Drivetrain	130.5	123.6	475.4	448.3
Adjusted EBIT	373.2	388.6	1,515.3	1,440.4
Restructuring expense	22.7	45.2	67.1	58.5
Asset impairment and loss on divestiture	25.6	71.0	25.6	71.0
Asbestos-related adjustments	22.8	—	22.8	—
Gain on sale of building	(19.4)	—	(19.4)	—
Other postretirement income	(2.0)	(1.2)	(9.4)	(5.1)
Officer stock awards modification	6.4	—	8.3	—
Merger, acquisition and divestiture expense	1.0	3.6	5.8	10.0
Lease termination settlement	—	—	—	5.3
Other (income) expense, net	—	(0.6)	(3.3)	2.1
Corporate, including equity in affiliates' earnings and stock-based compensation	38.0	48.9	169.6	170.3
Interest income	(2.0)	(1.6)	(6.4)	(5.8)
Interest expense and finance charges	13.3	16.9	58.7	70.5
Earnings before income taxes and noncontrolling interest	266.8	206.4	1,195.9	1,063.6
Provision for income taxes	19.2	338.4	211.3	580.3
Net earnings (loss)	247.6	(132.0)	984.6	483.3
Net earnings attributable to the noncontrolling interest, net of tax	17.6	14.2	53.9	43.4
Net earnings (loss) attributable to BorgWarner Inc.	$230.0	$(146.2)	$930.7	$439.9

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions of dollars)

	December 31, 2018	December 31, 2017
Assets

Cash	$739.4	$545.3
Receivables, net	1,987.4	2,018.9
Inventories, net	780.8	766.3
Prepayments and other current assets	250.0	145.4
Assets held for sale	47.0	67.3
Total current assets	3,804.6	3,543.2

Property, plant and equipment, net	2,903.8	2,863.8
Investments and other long-term receivables	591.7	547.4
Goodwill	1,853.4	1,881.8
Other intangible assets, net	439.5	492.7
Other non-current assets	502.3	458.7
Total assets	$10,095.3	$9,787.6

Liabilities and Equity

Notes payable and other short-term debt	$172.6	$84.6
Accounts payable and accrued expenses	2,144.3	2,270.3
Income taxes payable	58.9	40.8
Liabilities held for sale	23.1	29.5
Total current liabilities	2,398.9	2,425.2

Long-term debt	1,940.7	2,103.7
Other non-current liabilities	1,410.9	1,432.8

Total BorgWarner Inc. stockholders’ equity	4,225.5	3,716.8
Noncontrolling interest	119.3	109.1
Total equity	4,344.8	3,825.9
Total liabilities and equity	$10,095.3	$9,787.6

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(millions of dollars)
	Twelve Months Ended December 31,
	2018	2017
Operating
Net earnings	$984.6	$483.3
Adjustments to reconcile net earnings to net cash flows from operations:
Non-cash charges (credits) to operations:
Asset impairment and loss on divestiture	25.6	71.0
Asbestos-related adjustments	22.8	—
Gain on sale of building	(19.4)	—
Depreciation and amortization	431.3	407.8
Stock-based compensation expense	52.9	52.7
Restructuring expense, net of cash paid	33.0	27.0
Deferred income tax (benefit) provision	(82.4)	41.8
Tax reform adjustments to provision for income taxes	12.6	273.5
Equity in affiliates’ earnings, net of dividends received, and other	(15.0)	(32.0)
Net earnings adjusted for non-cash charges to operations	1,446.0	1,325.1
Changes in assets and liabilities	(319.5)	(144.8)
Net cash provided by operating activities	1,126.5	1,180.3
Investing
Capital expenditures, including tooling outlays	(546.6)	(560.0)
Proceeds from asset disposals and other	36.0	4.5
Payments for businesses acquired, including restricted cash, net of cash acquired	—	(185.7)
Proceeds from (payments for) settlement of net investment hedges	2.1	(8.5)
Payments for venture capital investment	(6.0)	(2.6)
Net cash used in investing activities	(514.5)	(752.3)
Financing
Net decrease in notes payable	(34.2)	(88.3)
Additions to debt, net of debt issuance costs	58.7	3.0
Repayments of debt, including current portion	(65.7)	(19.3)
Payments for debt issuance cost	—	(2.4)
Payments for purchase of treasury stock	(150.0)	(100.0)
Payments for stock-based compensation items	(15.2)	(2.1)
Dividends paid to BorgWarner stockholders	(141.5)	(124.1)
Dividends paid to noncontrolling stockholders	(35.5)	(29.3)
Net cash used in financing activities	(383.4)	(362.5)
Effect of exchange rate changes on cash	(34.5)	36.1
Net increase in cash	194.1	101.6

Cash at beginning of year	545.3	443.7
Cash at end of year	$739.4	$545.3